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                                                      1633 BROADWAY, 47TH FLOOR
                                                                       NEW YORK
TELEPHONE:  (212) 581-1600                                      NEW YORK  10019
FACSIMILE:  (212) 586-7878                                      www.brobeck.com


                                 March 16, 2000


Uproar Inc.
240 West 35th Street
9th Floor
New York, NY 10001

               Re: Uproar Inc. - Registration Statement on Form S-1 (No. 333-93315)



Dear Ladies and Gentlemen:

                  We have acted as counsel to Uproar Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to an aggregate of 4,025,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 (No. 333-93315) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP
                                          ------------------------------------
                                          BROBECK, PHLEGER & HARRISON LLP



                SAN FRANCISCO PALO ALTO LOS ANGELES ORANGE COUNTY
                    SAN DIEGO NEW YORK AUSTIN DENVER LONDON*
                   *BROBECK HALE AND DORR INTERNATIONAL OFFICE